Karman Space & Defense Reports Fourth Quarter and Full Fiscal Year 2025 Financial Results

HUNTINGTON BEACH, Calif., March 25, 2026 – Karman Space & Defense (“Karman”, “Karman Holdings, Inc.” or “the Company”) (NYSE: KRMN), a leader in the rapid design, development and production of critical, next-generation system solutions that align with the U.S. Department of War’s core mission priorities and the nation’s accelerating demand for access to space, today reported fourth quarter and full fiscal year 2025 financial results.

Fourth Quarter Fiscal Year 2025 Highlights

•
Produced record quarterly revenue of $134.5 million, up 47.4% year over year
•
Generated record quarterly net income of $7.7 million, a 358% year over year increase, and earnings per fully diluted share of $0.06
•
Delivered record quarterly non-GAAP adjusted EBITDA of $42.0 million, a 59% year over year increase, and non-GAAP adjusted earnings per fully diluted share of $0.11, more than triple that of the prior year
•
Achieved record backlog of $801.1 million at the end of the fourth quarter of 2025, up 38.2% compared to the end of the fourth quarter of 2024

Full Fiscal Year 2025 and subsequent highlights

•
Produced record annual revenue of $471.5 million, up 36.6% year over year
•
Generated record annual net income of $17.4 million, up 36.7% year over year, and earnings per fully diluted share of $0.13
•
Delivered record annual non-GAAP adjusted EBITDA of $145.3 million, a 36.9% year over year increase, and non-GAAP adjusted earnings per fully diluted share of $0.37, nearly triple that of the prior year
•
Completed initial public offering raising $581 million
•
Completed $1.2 billion non-dilutive secondary equity offering
•
Completed three accretive acquisitions to expand capabilities and enhance customer value
•
Acquired Seemann Composites and MSC in January 2026 to expand maritime defense market access and deepen capabilities in composites and resin systems
•
Upsized the revolving credit facility from $50 million to $150 million in March 2026
•
Raising 2026 outlook to $715 to $730 million in revenue and $207 to $218 million in adjusted EBITDA

“Our team delivered outstanding results in 2025, with 37 percent revenue growth, 37 percent adjusted EBITDA growth and strategic investments designed to satisfy accelerating customer demand for our solutions,” said Jon Rambeau, chief executive officer of Karman Space & Defense. “Our recent acquisition of Seemann Composites and MSC positions us as an all-domain provider, from deep sea to deep space, in support of national defense and the growing space economy.

“With strong market conditions and the Seemann and MSC acquisition complete, our total backlog is now more than $1 billion as of March 20, 2026, and supports our increased 2026 financial outlook. This represents annual growth of 53 percent in revenue and 46 percent in adjusted EBITDA, to the midpoints of those ranges.

“The generational increase in demand for the missile and munitions programs that Karman supports, combined with the U.S. government’s efforts to establish multi-year prime procurement contracts and the continued expansion of the space economy give us high confidence in the sustainability of demand and our high-growth trajectory. Our continued, effective execution and strategic capital allocation position us to translate these trends into long-term customer and shareholder value,” Rambeau added.

Fourth Quarter and Full Fiscal Year 2025 Financial Results

	Three Months Ended December 31,		QTD Change	Year Ended December 31,		YTD Change
(unaudited, in thousands, except percentage)	2025	2024	Year Over Year	2025	2024	Year Over Year
Hypersonics and Strategic Missile Defense	$48,363	$34,104	up 41.8%	$149,987	$114,594	up 30.9%
Space and Launch	35,660	28,628	up 24.6%	149,825	115,036	up 30.2%
Tactical Missiles and Integrated Defense Systems	50,469	28,506	up 77.0%	171,688	115,621	up 48.5%
Total Revenue	$134,492	$91,238	up 47.4%	$471,500	$345,251	up 36.6%

The increase in total revenue reflects net organic growth across all end-markets and our diversified portfolio of more than 80 customers and over 130 programs.

Growth in Hypersonics and Strategic Missile Defense revenue for the three months and year ended December 31, 2025 from the comparable periods in the prior year, was primarily driven by expanded strategic missile programs, continued progress on NGI through qualification phases, higher volumes on classified programs, and increased activities supporting hypersonic test beds, partially offset by a reduction in certain programs due to award timing and program phase transitions.

Growth in Space and Launch revenue for the three months and year ended December 31, 2025 from the comparable periods in the prior year, was primarily driven by the timing of orders for critical content supporting both legacy and emerging launch providers, including content for liquid fueled rocket engines, partially offset by a decline in the cadence of crewed missions, and lower revenue from the Space Launch System (“SLS”).

Growth in Tactical Missiles and Integrated Defense Systems for the three months and year ended December 31, 2025 from the comparable periods in the prior year, was primarily driven by demand associated with the continued proliferation of advanced drone and loitering munitions technologies and an increase in production rates for GMLRS.

Backlog

As of December 31, 2025, total backlog was $801.1 million, which represents the total value or current estimated value of existing contracts, less amounts previously invoiced. Contract types include, but are not limited to, purchase orders, long term agreements and contractual authorizations to proceed.

Business Outlook for the Full Year 2026

For the full fiscal year 2026, the Company increases its expectations for total revenue to between $715 million and $730 million, and for non-GAAP Adjusted EBITDA to between $207 million and $218 million, excluding any future acquisitions.

Non-GAAP adjusted EBITDA is provided in the full year 2025 Outlook on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, because to do so could be misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain contracts, react to changes in the timing and/or amount of government spending, changes in the demand for our products, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.

Conference Call and Live Webcast

In conjunction with this release, Karman Space & Defense Inc. will host a conference call and live webcast today, Wednesday, March 25, 2026, at 1:30 pm Pacific Time. Hosting the call and webcast to review results for the fourth quarter and full fiscal year 2025 will be Jon Rambeau, Chief Executive Officer; Tony Koblinski, Director and former Chief Executive Officer; Mike Willis, Chief Financial Officer; Jonathan Beaudoin, Chief Operating Officer; and Steven Gitlin, Senior Vice President, Investor Relations and Corporate Communications.

Investors may dial into the call using the following telephone numbers: +1 (800) 715-9871 (U.S. toll free) or +1 (646) 307-1963 (U.S. local or international) entering Conference ID: 4015462. Please allow ten minutes prior to the start time to allow for registration.

Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the Karman Space & Defense website, https://investors.karman-sd.com/overview/default.aspx. Please allow ten minutes prior to the call to download and install any necessary audio software. A replay of the audio webcast will be available for one year.

A supplemental investor presentation for the fiscal fourth quarter fiscal year 2025 may be accessed at https://investors.karman-sd.com/News--Events/events-and-presentations/default.aspx.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at https://investors.karman-sd.com. The audio replay will also be available via telephone from Wednesday, March 25, 2026, at approximately 7:00 p.m. Pacific Time through Wednesday, April 1, 2026 at 11:59 p.m. Pacific Time. Dial toll-free +1 (800) 770-2030 or international toll +1 (609) 800-9909 and use Playback ID: 4015462.

About Karman Space & Defense

Karman Space & Defense is a leader in the rapid design, development and production of critical, next-generation system solutions that align with the U.S. Department of War’s core mission priorities and the nation’s accelerating demand for access to space. Building on nearly 50 years of success, we deliver Payload Protection Systems, Hydro/Aerodynamic Interstage Systems, and Propulsion & Launch Systems to more than 80 prime contractors supporting more than 130 space and defense programs. Karman is headquartered in Huntington Beach, CA, with multiple facilities across the United States. For more information, visit our website, www.karman-sd.com.

Non-GAAP Supplemental Information

We present in this press release certain financial information based on our Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share (Adjusted EPS). We believe the non-GAAP financial measures will help investors understand our financial condition and operating results and assess our future prospects. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. We may use non-GAAP financial metrics in certain management compensation plans, debt covenants, internal budgetary decision making, and other resource allocation decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

We define these non-GAAP financial measures as:

EBITDA refers to net income before income taxes, depreciation and amortization and interest expense.

Adjusted EBITDA refers to EBITDA plus, as applicable for each period, adjustments for certain items management believes are not indicative of ongoing operations. Adjusted EBITDA excludes non-cash share-based compensation expenses. Additionally, Adjusted EBITDA excludes certain nonrecurring costs that management excludes in contemplation of budget decisions and are not costs of operating the business, such as entity wide re-branding initiatives or acquisition integration costs, and lender and administrative agent fees associated with one-off amendments. Lastly, Adjusted EBITDA excludes other non-recurring costs including gains or losses from disposition of assets, non-cash impairment losses, non-recurring transaction expenses and other charges or gains that the Company believes are not part of the ongoing operations of its business. The resulting expense or benefit from these other non-recurring costs is inconsistent in amount and frequency.

Adjusted EBITDA Margin - Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue. Adjusted EBITDA and Adjusted EBITDA Margin are not measures calculated in accordance with U.S. GAAP, and they should not be considered an alternative to any financial measures that were calculated under U.S. GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin are used to facilitate a comparison of the ordinary, ongoing and customary course of our operations on a consistent basis from period to period and provide an additional understanding of factors and trends affecting our business. Adjusted EBITDA and Adjusted EBITDA Margin are driven by changes in volume, performance, contract mix and general and administrative expenses and investment levels. Performance, as used in this definition, refers to changes in profitability and is primarily based on adjustments to estimates at completion on individual contracts. These adjustments result from increases or decreases to the estimated value of the contract, the estimated costs to complete the contract, or both. These measures therefore assist management and our board and may be useful to investors in comparing our operating performance consistently over time as they remove the impact of our capital structure, asset base and items outside the control of the management team and expenses that do not relate to our core operations. Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled non-GAAP measures used by other companies as other companies may have calculated the measures differently.

Adjusted EPS represents GAAP net income (loss) per fully diluted share, excluding transaction related expenses, integration expenses and non-recurring costs, lender and administrative agent fees, share-based compensation and other non-recurring costs as they are not representative of our operating performance.

Forward-Looking Statements

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Karman, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation, that a significant portion of our revenue is generated from contracts with the United States military and U.S. military spending is dependent upon the U.S. defense budget; U.S. government contracts are subject to a competitive bidding process that can consume significant resources without generating any revenue; our business and operations expose us to numerous legal and regulatory requirements, and any violation of these requirements could materially adversely affect our business, results of operations, prospects and financial condition; our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and we have in the past consummated acquisitions and intend to continue to pursue acquisitions, and our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations. Readers and/or attendees are directed to the risk factors identified in the filings we make with the SEC from time to time, copies of which are available free of charge at the SEC’s website at www.sec.gov under Karman Holdings Inc.

The forward-looking statements included in this announcement are only made as of the date of this announcement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Karman Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share data)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$33,959	$11,530
Accounts receivable, net	78,716	55,220
Contract assets	156,298	107,222
Inventory	10,662	9,883
Prepaid and other current assets	11,768	17,856
Total current assets	291,403	201,711
Property, plant and equipment	134,793	87,832
Less accumulated depreciation	(39,384)	(26,952)
Net property, plant and equipment	95,409	60,880
Other assets
Goodwill	352,513	225,146
Intangible assets, net	285,888	208,952
Operating lease right-of-use assets	6,021	6,071
Finance lease right-of-use assets	66,193	70,013
Other assets	6,669	1,187
Total other assets	717,284	511,369
Total assets	$1,104,096	$773,960

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$31,632	$28,296
Accrued payroll and related expenses	13,776	11,249
Contract liabilities	22,814	29,868
Current portion of operating lease liabilities	1,815	1,533
Current portion of finance lease liabilities	4,401	3,980
Short term notes payable, net of debt issuance costs	3,836	7,140
Income taxes payable	5,299	20,054
Other current liabilities	5,094	12,487
Total current liabilities	88,667	114,607
Long-term liabilities
Revolving line of credit	—	25,000
Long-term notes payable, net of current portion and net of debt issuance costs	495,312	326,920
Noncurrent operating lease liabilities, net of current portion	4,949	5,338
Noncurrent finance lease liabilities, net of current portion	76,995	77,957
Other liabilities	7,650	2,772
Deferred tax liabilities	47,832	25,370
Total long-term liabilities	632,738	463,357
Total liabilities	721,405	577,964
Equity:
Preferred stock, $0.001 par value; authorized — 100,000,000 shares; issued and outstanding — none	—	—
Common stock; $0.001 par value; authorized — 1,000,000,000 shares; issued and outstanding — 132,322,435 and none, respectively	132	—
Additional paid in capital	373,455	204,258
Accumulated other comprehensive income	75	75
Retained earnings (accumulated deficit)	9,029	(8,337)
Stockholders' equity and members' equity, respectively	382,691	195,996
Total liabilities and equity	$1,104,096	$773,960

Karman Holdings, Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024
Revenue	$134,492	$91,238	$471,500	$345,251
Cost of goods sold	80,878	56,505	281,474	213,140
Gross profit	53,614	34,733	190,026	132,111
Operating expenses
General and administrative expenses	22,942	13,152	85,656	44,421
Depreciation and amortization expense	9,609	7,209	31,428	24,130
Operating expenses	32,551	20,361	117,084	68,551
Net operating income	21,063	14,372	72,942	63,560
Interest expense, net	(11,299)	(12,739)	(44,567)	(50,733)
Other income	3,796	345	4,147	1,502
Income before provision for income taxes	13,560	1,978	32,522	14,329
Provision for income taxes	(5,847)	(295)	(15,156)	(1,628)
Net income	7,713	1,683	17,366	12,701
Other comprehensive (loss) income	—	—	—	(1)
Comprehensive income	$7,713	$1,683	$17,366	$12,700
Net income per common share or unit, basic and diluted, respectively	$0.06	$0.01	$0.13	$0.08
Weighted-average common share and units outstanding, basic and diluted, respectively	132,322	166,737	132,322	166,737

Karman Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
(unaudited, in thousands, except percent)	2025	2024	2025	2024
GAAP net income	$7,713	$1,683	$17,366	$12,701
Income tax provision	5,847	295	15,156	1,628
Depreciation and amortization[1]	12,591	9,168	42,737	32,958
Interest expense, net	11,299	12,739	44,567	50,733
EBITDA	37,450	23,885	119,826	98,020
Transaction-related expenses[2]	3,342	1,612	12,741	4,776
Integration expenses and non-recurring restructuring costs[3]	1,079	514	2,279	2,255
Lender and administrative agent fees[4]	106	100	1,572	100
Share-based Compensation[5]	—	248	8,084	993
Other non-recurring costs[6]	—	—	800	—
Adjusted EBITDA	$41,977	$26,359	$145,302	$106,144
Revenue	$134,492	$91,238	$471,500	$345,251
Net income margin	5.7%	1.8%	3.7%	3.7%
Adjusted EBITDA margin	31.2%	28.9%	30.8%	30.7%

	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024
GAAP EPS	$0.06	$0.01	$0.13	$0.08
Transaction-related expenses[2]	0.03	0.01	0.10	0.03
Integration expenses and non-recurring restructuring costs[3]	0.01	—	0.02	0.01
Lender and administrative agent fees[4]	0.00	—	0.01	—
Share-based compensation[5]	—	0.01	0.06	0.01
Other non-recurring costs[7]	0.02	—	0.05	—
Adjusted EPS[8]	$0.11	$0.03	$0.37	$0.13

1.
Includes depreciation of property, plant and equipment, amortization of intangible assets and right-of-use assets. Depreciation and amortization expense includes allocated depreciation and amortization from cost of goods sold of $3.0 million and $2.0 million for the three months ended December 31, 2025 and 2024, respectively, and $11.3 million and $8.8 million for the year ended December 31, 2025 and 2024, respectively.
2.
Represents legal and due diligence fees incurred in connection with planned and completed acquisitions, which are required to be expensed as incurred. For the three months ended December 31, 2025, these expenses related to the Five Axis and Seemann Composites and MSC acquisitions. Additionally, the Company incurred certain professional service fees related to its IPO and secondary offering that did not meet the requirements to be deferred issuance costs, these costs are considered non-recurring and outside the ordinary course of business, and therefore are not indicative of ongoing operating performance.
3.
These costs include company-wide system implementation expenses, company re-branding costs and compliance efforts. This category also includes post-acquisition integration costs, and employee expenses related to acquisitions or restructuring activities.
4.
Reflects non-recurring lender fees associated with discrete amendments to the Company’s credit agreement, separate from ongoing administrative fees and are not indicative of ongoing business operations.
5.
Reflects share-based compensation expenses associated with the Company’s P Units and Phantom Units. These units were fully vested in connection with the completion of the Company’s IPO in February 2025.
6.
Other non-recurring costs for the year ended December 31, 2025 include estimated legal settlements and related professional fees that are non-recurring and do not reflect ongoing business operations.
7.
Other non-recurring costs for the year ended December 31, 2025 includes (i) estimated legal settlements and related professional fees, (ii) write-off of a tax refund that are non-recurring and do not reflect ongoing business operations, (iii) a one-time $1.5 million tax expenses due to change in entity tax status and (iv) a $2.5 million write-off of unamortized debt issuance costs associated with our previous TCW term loan, which was refinanced with the new Citi Term Loan.
8.
Total may not sum due to rounding.

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Contacts

Investor contact:

Steven Gitlin

investors@karman-sd.com

Media contact:

press@karman-sd.com